UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 8, 2015, The McClatchy Company (the “Company”) announced that it had repurchased, in cash, $41.336 million in aggregate principal amount of its 5.75% Notes due 2017 at par plus accrued and unpaid interest in a privately-negotiated transaction. The company noted that its total debt balance, after the repurchase, is at $991.2 million and that debt net of cash, is approximately $948.9 million. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of The McClatchy Company, dated June 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 8, 2015	The McClatchy Company

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum Title: Vice President and Chief Financial Officer